As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-106553

Registration No. 333-106553-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-106553

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT 333-106553-01

UNDER THE SECURITIES ACT OF 1933

Carnival Corporation Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation or organization)

59-1562976

(I.R.S. Employer Identification No.)

 3655 N.W. 87th Avenue
Miami, Florida 33178-2428
(305) 599-2600

Carnival plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization)

98-0357772

(I.R.S. Employer Identification No.)

Carnival House
100 Harbour Parade
Southampton SO15 1ST, United Kingdom
011 44 23 8065 5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Enrique Miguez, Esq.
General Counsel
Carnival Corporation Ltd.
3655 N.W. 87th Avenue
Miami, Florida
33178-2428
(305) 599-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.
Luke Jennings, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 7, 2026, Carnival Corporation and Carnival plc completed the unification of their dual-listed company structure under a single company, Carnival Corporation Ltd., with Carnival plc as the wholly-owned UK subsidiary of Carnival Corporation (the “DLC Unification”). In addition, Carnival Corporation migrated its jurisdiction of incorporation from Panama to Bermuda and changed its name to Carnival Corporation Ltd. (the “Redomiciliation”), and Carnival plc will subsequently be re-registered as a private limited company.

This Post-Effective Amendment (the “Post-Effective Amendment”) amends and restates the prospectus relating to the Automatic Dividend Reinvestment Plan (the “Plan”) of Carnival Corporation Ltd. (as successor to Carnival Corporation) and is being filed to (i) withdraw and remove from registration certain securities of Carnival plc that remain unsold or otherwise unissued and (ii) to amend and restate the terms of previously registered securities of Carnival Corporation common stock to describe the common shares, par value $0.01 per share (the “Common Shares”), of Carnival Corporation Ltd. following the Redomiciliation. As a result of the Redomiciliation, the rights of holders of Common Shares of Carnival Corporation Ltd. are now governed by the Memorandum of Continuance and Bye-Laws of Carnival Corporation Ltd., which are filed as exhibits hereto. This Post-Effective Amendment does not reflect any increase in the aggregate amount or number of shares registered for issuance under the Registration Statement. For the avoidance of doubt, the registration of Common Shares under the Registration Statement remains in full force and effect.

DEREGISTRATION OF SECURITIES

Carnival plc is filing this Post-Effective Amendment to the following joint registration statement on Form S-3 previously filed with the Commission (the “Registration Statement”) to withdraw and remove from registration, to the extent such securities remain unsold or otherwise unissued under, and were registered pursuant to, the Registration Statement:

•	Carnival plc’s special voting share, £1.00 par value, and trust shares of beneficial interest in the P&O Princess Special Voting Trust registered but unsold or otherwise unissued under Registration Statement No. 333-106553 and 333-106553-01 filed with the Commission on June 27, 2003.

For the avoidance of doubt, this Post-Effective Amendment does not terminate the registration of Common Shares of Carnival Corporation Ltd. under the Registration Statement, which registration (as so amended by this Post-Effective Amendment) remains in full force and effect.

As a result of the consummation of the DLC Unification, Carnival plc has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by Carnival plc in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold or otherwise unissued at the termination of the offering, Carnival plc hereby removes and withdraws from registration all securities of Carnival plc registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and Carnival plc hereby terminates the effectiveness of such Registration Statement.

P R O S P E C T U S

CARNIVAL CORPORATION AUTOMATIC DIVIDEND REINVESTMENT PLAN OF CARNIVAL CORPORATION

The Automatic Dividend Reinvestment Plan, or Plan, of Carnival Corporation Ltd. provides holders of Carnival Corporation Ltd. Common Shares with a convenient method of purchasing additional Carnival Corporation Ltd. Common Shares without payment of any brokerage commission or service charge.

The Carnival Corporation Ltd. Common Shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at Carnival Corporation Ltd.’s option. The Plan currently provides that shares purchased for participants with reinvested dividends will be purchased at fair market value, as determined in the Plan. Carnival Corporation Ltd., however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in Carnival Corporation Ltd.’s dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors. Any holder of record of Carnival Corporation Ltd. Common Shares is eligible to participate in the Plan.

Shareholders of Carnival Corporation Ltd. who enroll in the Plan will continue to be enrolled unless they notify Computershare Trust Company, N.A., the agent for the Plan, that they wish to withdraw from participation. See “Description of the Plan.” Shareholders of Carnival Corporation Ltd. who do not wish to participate in the Plan will continue to receive cash dividends (if any), as and when declared by the board of directors of Carnival Corporation Ltd.

This prospectus relates to Carnival Corporation Ltd. Common Shares registered for purchase under the Plan. It is suggested that you retain this prospectus for future reference.

AN INVESTMENT IN CARNIVAL CORPORATION LTD. COMMON SHARES INVOLVES RISKS. SEE RISK FACTORS BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 7, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

To understand the terms of the Plan, you should carefully read this prospectus. You should also read the documents referred to under the heading “Incorporation by Reference.” For more information about Carnival Corporation Ltd., please see “Where You Can Find More Information.”

This prospectus relates to Carnival Corporation Ltd. Common Shares registered for purchase under the Plan.

References in this prospectus to “Carnival Corporation Ltd.,” “we” and “our” are to Carnival Corporation Ltd. including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Carnival Corporation Ltd. files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Copies of such information filed with the Commission may be obtained from the Commission’s web site (www.sec.gov). These filings, which include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, are available free of charge through our website (www.carnivalcorp.com/investor-relations) as soon as reasonably practicable after we file them with, or furnish them to, the Commission. The information contained on our website (www.carnivalcorp.com) is not incorporated into this prospectus. Our reference to our website is intended to be an inactive textual reference only.

The periodic reports of Carnival Corporation Ltd. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contain the consolidated financial statements of Carnival Corporation Ltd.

You should only rely on the information contained in this prospectus and incorporated by reference in it.

INCORPORATION BY REFERENCE

Carnival Corporation Ltd. is incorporating by reference into this prospectus the following documents filed with the Commission:

•	Carnival Corporation Ltd.’s and Carnival plc’s joint Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as filed on January 27, 2026;

•	Carnival Corporation Ltd.’s and Carnival plc’s joint Quarterly Report on Form 10-Q for the quarter ended February 28, 2026, as filed on March 27, 2026;

•	Carnival Corporation Ltd.’s and Carnival plc’s joint Current Reports on Form 8-K as filed on February 12, 2026, February 20, 2026, April 20, 2026 and May 7, 2026;

•	The information responsive to Part III of the Annual Report provided in Carnival Corporation Ltd.’s and Carnival plc’s Proxy Statement on Schedule 14A filed on February 27, 2026;

•	The description of the Common Shares contained in the Registration Statement on Form 8-A/A of Carnival Corporation Ltd., filed with the Securities and Exchange Commission on May 7, 2026 (File No. 001-09610), including any amendment or report filed for the purpose of updating such description; and

•	All other documents filed by Carnival Corporation Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival Corporation Ltd. has not authorized anyone to provide you with any additional information.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from Carnival Corporation Ltd. upon request. Carnival Corporation Ltd. will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Carnival Corporation Ltd.
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018.

Except as provided above, no other information, including information on our web site, is incorporated by reference into this prospectus.

THE COMPANY

CARNIVAL CORPORATION LTD.

We are the largest global cruise company and among the largest leisure travel companies with a portfolio of world-class cruise lines — AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises (Australia), P&O Cruises (UK), Princess Cruises and Seabourn. Our mission and purpose is to deliver unforgettable happiness to our guests by providing extraordinary cruise vacations, while honoring the integrity of every ocean we sail, place we visit and life we touch.

Carnival Corporation Ltd. was incorporated under the laws of the Republic of Panama in November 1974 and, in connection with the Redomiciliation, migrated to Bermuda as an exempted company limited by shares. Carnival Corporation Ltd.’s Common Shares are listed on the NYSE under the symbol “CCL.” Carnival Corporation Ltd.’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation Ltd.’s principal executive offices is (305) 599-2600.

RISK FACTORS

An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider the specific risks discussed under the caption “Risk Factors” or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2025 and in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including statements concerning future results, operations, strategy, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. These factors include, but are not limited to, the following:

•	Events and conditions around the world, including geopolitical uncertainty, war and other military actions, pandemics, inflation, higher interest rates and other general concerns impacting the ability or desire of people to travel could lead to a decline in demand for cruises as well as have significant negative impacts on our financial condition and operations.

•	Incidents concerning our ships, guests or the cruise industry may negatively impact the satisfaction of our guests and crew and lead to reputational damage.

•	Adverse weather conditions or an increase in the frequency and/or severity of adverse weather conditions could have a material impact on our business and results of operations.

•	Our targets, goals, aspirations, initiatives, public statements and disclosures, including those related to sustainability matters, may expose us to risks that may adversely impact our business.

•	Cybersecurity incidents and data privacy breaches, as well as disruptions and other damages to our principal and other offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to fines, penalties and reputational damage.

•	Our debt requires a significant amount of cash to service and our ability to generate sufficient cash depends on many factors, some of which may be beyond our control. Our financial condition and operations could be adversely impacted if we are unable to service our debt or satisfy our covenants.

•	Increases in fuel costs, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.

•	The loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations.

•	We rely on suppliers who are integral to the operations of our businesses. These suppliers and service providers may be unable to deliver on their commitments, which could negatively impact our business.

•	Fluctuations in foreign currency exchange rates may adversely impact our financial results.

•	Our investments in port destinations and exclusive islands may expose us to additional risks.

•	Overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options.

•	Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

•	Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection measures, labor and employment, and tax may be costly and lead to litigation, enforcement actions, fines, penalties and reputational damage.

•	Factors associated with sustainability and the impact of greenhouse gases and other emissions on the environment could have a material impact on our business and operating results.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. There may be additional risks that we consider immaterial or which are unknown. Additional information about the factors that may affect future results is contained in our most recent Annual Report on Form 10-K as well as our other filings with the Commission, all of which are available on the Commission’s website at www.sec.gov.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including emissions and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

USE OF PROCEEDS

Carnival Corporation Ltd. has no basis for estimating precisely the number of Carnival Corporation Ltd. Common Shares that will ultimately be sold under the Plan or the prices at which the shares will be sold. However, Carnival Corporation Ltd. proposes to use the net proceeds from the sale of newly issued shares pursuant to the Plan, when and as received, for general corporate purposes. If shares are purchased for the Plan in the open market, Carnival Corporation Ltd. will not receive any proceeds in connection with such purchases.

PLAN OF DISTRIBUTION

Carnival Corporation Ltd. is offering holders of Carnival Corporation Ltd. Common Shares the opportunity to purchase additional Carnival Corporation Ltd. Common Shares without payment of any brokerage commission or service charge. Carnival Corporation Ltd. will either pay directly or reimburse the administrator of the Plan for the expenses of administering the Plan.

DESCRIPTION OF THE PLAN

The provisions of the Plan are set forth below in question and answer format. The Plan was approved by the Board of Directors of Carnival Corporation Ltd. on October 9, 1995, and became effective as of October 9, 1995. The Board of Directors of Carnival Corporation Ltd., on June 25, 2003, amended the Plan to increase the number of authorized and unissued Carnival Corporation Ltd. Common Shares issuable under the Plan from 150,000 to 1,000,000, subject to adjustment for stock splits, stock dividends, combinations and other similar events affecting the Carnival Corporation Ltd. Common Shares. All Carnival Corporation Ltd. Common Shares issued and to be issued by Carnival Corporation Ltd. pursuant to the Plan have been or will be, when issued, fully paid and nonassessable.

1.	WHAT IS THE PLAN?

The Plan provides that Carnival Corporation Ltd.’s eligible owners of Common Shares may reinvest their cash dividends automatically in Carnival Corporation Ltd. Common Shares.

2.	WHAT IS THE PURPOSE OF THE PLAN AND WHAT ARE ITS ADVANTAGES?

The Plan offers a convenient and economical way for holders of record of Carnival Corporation Ltd.’s Common Shares to increase their ownership of Carnival Corporation Ltd. Common Shares without incurring brokerage commissions or service charges and without having to pay full dealer mark-ups, if any. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant’s account. Participants will be credited with dividends on full and fractions of shares held under the Plan.

To the extent that shares purchased under the Plan are purchased from Carnival Corporation Ltd. from its authorized and unissued Common Shares, Carnival Corporation Ltd. will use the proceeds of the sale for general corporate purposes.

3.	WHO ADMINISTERS THE PLAN AND WHAT REPORTS WILL PARTICIPANTS RECEIVE CONCERNING THE PLAN?

Computershare Trust Company, N.A. (the “Agent”), a trust company unaffiliated with Carnival Corporation Ltd., administers the Plan. The Agent arranges for the custody of share certificates, keeps records, sends statements of account to participants, and makes purchases of Carnival Corporation Ltd. Common Shares under the Plan for the account of participants. The Agent will send each participant a statement of his or her account under the Plan as soon as practicable following each purchase of Carnival Corporation Ltd. Common Shares. Each statement will show (a) any dividends credited; (b) plan shares purchased and fractional shares allocated; (c) the cost per share of the purchased shares and fractional shares; (d) the number of whole shares for which certificates have been issued, if any; and (e) the beginning and ending balances of whole shares and fractional shares. The Agent will also provide Plan participants with copies of any amendments to the Plan and any Prospectuses relating to the Plan together with information for reporting dividend income for federal income tax purposes. The Agent will also serve as custodian of shares purchased under the Plan to protect participants from loss, theft or destruction of stock certificates.

All inquiries, notices, requests and other communications by participants concerning the Plan should be sent to the Agent at:

COMPUTERSHARE TRUST COMPANY, N.A.

P.O. Box 43006

Providence, RI, 02940-3006

Participants may also contact the Agent by telephone at 1-800-568-3476 or online at www.computershare.com/investor.

Participants are required to promptly notify the Agent in writing of any change of address. Notices or statements from the Agent may be given or made by letter addressed to the participant at his or her last address of record with the Agent and any such notice or statement shall be deemed given or made when received by the participant or 5 days after mailing, whichever occurs earlier.

Carnival Corporation Ltd. reserves the right to assume the administration of the Plan at any time and without prior notice to Plan participants. In the event the Agent should resign or otherwise cease to act as an agent or as custodian of shares under the Plan, Carnival Corporation Ltd. will make such other arrangements as it deems appropriate for administration of the Plan and the custody of shares purchased under the Plan.

4.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Any shareholder owning of record Carnival Corporation Ltd. Common Shares is eligible to participate in the Plan. Participation in the Plan is entirely voluntary. If any shareholder owns stock which is registered in a name other than his or her own, such as in the name of a broker, bank nominee or trustee, and wishes to participate in the Plan, it will be necessary for him or her to withdraw his or her shares from “street name” or other registration and register the stock in his or her own name.

5.	HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

Any eligible shareholder may participate in the Plan at any time by completing an Enrollment form and returning it to the Agent. The form authorizes the Agent to establish an account for the participant. In addition, the form will direct the Agent to apply cash dividends on all Carnival Corporation Ltd. Common Shares owned of record by the participant, or on such lesser number of Carnival Corporation Ltd. Common Shares as may be designated by the participant and owned of record by the participant in certificated form and/or credited to his or her account under the Plan, to the purchase of Carnival Corporation Ltd. Common Shares. If an Enrollment form is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the Plan will begin as of the next dividend payment date.

A new Enrollment form, decreasing or increasing the amount of stock subject to the Plan, may be submitted at any time.

Eligible shareholders may also participate by enrolling online at www.computershare.com/investor.

In all cases, an Enrollment form must be signed by, or on behalf of, all owners of record. When shares are held by joint tenants, all should sign. When an Enrollment form is signed by an executor, administrator, trustee or guardian, or as attorney, the capacity in which the notification is signed must be specified. An authorized officer or other official, identified as such, should sign an Enrollment form of a corporate or other organizational owner.

6.	WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

Shares purchased under the Plan will come from the authorized and unissued Carnival Corporation Ltd. Common Shares or from shares purchased on the open market by the Agent, as determined by Carnival Corporation Ltd. Any market purchases may be in negotiated transactions, but prices may not exceed current market prices at the time of purchase.

Neither Carnival Corporation Ltd. nor the Agent shall have any liability to participants in connection with the timing of purchases, the price at which the Carnival Corporation Ltd. Common Shares are purchased, or the failure to make purchases at any time in order to comply with statutory, regulatory or other legal restrictions.

With respect to any open market purchases made under the Plan, the Agent will have full discretion as to all matters relating to purchases, including determination of the number of shares, if any, to be purchased on any day, the time of day, the price paid for such shares, the markets in which such shares are to be purchased (including on any securities exchange or in the over-the-counter market) and the persons (including brokers or dealers) from or through whom such purchases are made.

7.	WHEN WILL FUNDS BE INVESTED UNDER THE PLAN?

If shares are purchased from Carnival Corporation Ltd., the purchases will be made on the dividend payment date and such shares will be credited to participants’ accounts on the dividend payment date. If shares are to be purchased in the open market, the Agent is to use its best efforts to apply all funds received by it to the purchase of shares within 30 days of the receipt of such funds from Carnival Corporation Ltd., subject to any applicable requirements under the federal securities laws relating to the timing and manner of purchases of Carnival Corporation Ltd. Common Shares under the Plan. Any funds not used within 30 days of their receipt by the Agent to buy Carnival Corporation Ltd. Common Shares will be returned to participants. No interest shall be paid to the participant on any funds credited to his or her account.

8.	WHAT IS THE PURCHASE PRICE OF THE SHARES?

If the Carnival Corporation Ltd. Common Shares are purchased from Carnival Corporation Ltd., the price per share of the Common Shares purchased with participant’s cash dividends will be the closing price for the Carnival Corporation Ltd. Common Shares on the New York Stock Exchange Composite Tape on the dividend payment date, as reported in THE WALL STREET JOURNAL or other authoritative source. In the event there are no trades in the Carnival Corporation Ltd. Common Shares on such date, the purchase price shall be the closing price on the most recent date preceding the dividend payment date, as reported in THE WALL STREET JOURNAL or other authoritative source. The price per share for open market purchases will be the weighted average price paid by the Agent for all Carnival Corporation Ltd. Common Shares purchased by it for participants in the Plan through negotiation with the seller. No share of Carnival Corporation Ltd. Common Shares will be purchased at a price in excess of current market prices at the time of purchase.

9.	HOW MANY CARNIVAL CORPORATION LTD. COMMON SHARES WILL BE PURCHASED FOR A PARTICIPANT?

The number of shares to be purchased depends on the amount of the participant’s dividends and the price paid for the Carnival Corporation Ltd. Common Shares. In making purchases for the participant’s account, the Agent will pool the participant’s funds with those of other participants. If funds received on behalf of a participant are insufficient to buy a full share (or shares) the Agent will credit the participant’s account with a fractional share computed to six decimal places.

10.	ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

Carnival Corporation Ltd. shall either pay directly or reimburse the Agent for the expenses of administering the Plan, including, but not limited to, the costs of printing and distributing Plan literature to record holders of Carnival Corporation Ltd. Common Shares and forwarding proxy solicitation materials to participants. Participants will not be responsible for payment of any brokerage commissions or fees or service charges in connection with the purchase of shares under the Plan whether their shares are newly issued or purchased on the open market.

Any costs incurred as a result of a participant’s request to sell shares of stock in his or her account pursuant to Section 12 or 13 shall be borne by the participant. Such costs shall include, but not be limited to, brokerage commissions.

Carnival Corporation Ltd. has authorized the Agent to process all purchases and sales through various brokers. No minimum fees will be applied to any transaction by Computershare Trust Company, N.A.

11.	WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES PURCHASED?

Certificates for shares purchased under the Plan will not be issued to participants. Instead, shares purchased for each participant will be credited to his or her account under the Plan and held for safety and convenience by the Agent, as custodian. Shares credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred. No certificates will be issued for fractional shares.

12.	HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

A participant may withdraw from the Plan at any time by notifying the Agent in writing. If a participant’s request to withdraw is received by the Agent near a dividend record date, the Agent, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the withdrawing Participant. If such dividends are reinvested, the Agent will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed.

When a participant withdraws from the Plan, the whole shares credited to his or her account under the Plan will be moved to a Direct Registration System (“DRS”) book-entry account with the Agent. The participant will receive a cash payment for any fractional share.

Generally, it will require ten days to two weeks from the time notice of withdrawal is received by the Agent until shares are moved to a DRS account. A longer time may be required if the notice is received between a dividend record date and the dividend payment date.

Notice of a participant’s death also constitutes notice of withdrawal from the Plan. Settlement will be made to the participant’s duly appointed personal legal representative after the satisfaction of any applicable requirements of law.

An eligible shareholder may again become a participant at any time following his or her withdrawal by following the procedures then in effect for enrollment in the Plan.

13.	HOW AND WHEN MAY A PARTICIPANT SELL SHARES HELD IN THE PLAN?

Any participant may sell some or all of his or her shares in the Plan either by directing the Agent to sell the shares or through the participant’s broker. If the participant elects to direct the Agent to sell the shares, the participant has four choices when requesting a sale:

Market Order. A market order is a request to sell shares promptly at the current market price. Market order sales are available online at www.computershare.com/investor. Market order sales are also available by calling the Agent at 1-800-568-3476 and placing the sale order through the telephone IVR (interactive voice response) or speaking to a service representative. Market order sale requests received online or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Agent’s broker less applicable fees. Current fees which are subject to change are a service charge of $25 and processing fees of $0.12 per share sold.

Batch Order. A batch order is an accumulation of multiple sale requests for a security submitted together as a collective request. A participant can sell shares by batch order through the Plan by completing and returning the form located on the back of his or her Dividend Reinvestment Plan statement. Batch order sales are also available online through Computershare Investor Centre accessed through www.computershare.com/investor, or by calling the Agent at 1-800-568-3476 during normal business hours. All sales requests received in writing will be submitted as batch order sales. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Agent will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. For a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by the Agent’s broker for the aggregate order placed by the Agent and executed by the broker, less applicable fees. Current fees which are subject to change are a service charge of $25 and processing fees of $0.12 per share sold.

Day Limit Order: A day limit order is an order to sell shares when and if the stock reaches a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed outside of market hours, the next trading day). Depending on the number of shares being sold and current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange; by the Agent at its sole discretion; or, if the Agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Agent directly at 1-800-568-3476. There is a transaction fee of $25.00 and a per share fee of $0.12 for a day limit order sale.

Good-Til-Cancelled (“GTC”) limit order: A GTC limit order is an order to sell shares when and if the stock reaches a specific price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order (or any unexecuted portion thereof) is automatically cancelled if the price is not met by the end of the order period. The order 8 may be cancelled by the applicable stock exchange; by the Agent at its sole discretion; or, if the Agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Agent directly at 1-800-568-3476. There is a transaction fee of $25.00 and a per share fee of $0.12 for a GTC limit order sale.

All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions the Agent is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. All sale instructions are final when the Agent receives them. Your sale instructions cannot be stopped or canceled. Fees are deducted from the proceeds derived from the sale. The Agent may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Agent to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

If the participant elects to sell through a broker, he or she must have the broker request the Agent to send the shares through the DRS profile system for the broker to sell them.

A participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk that the price of the Carnival Corporation Ltd. Common Shares may decrease between the time that the participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the participant.

14.	WHAT HAPPENS IF CARNIVAL CORPORATION LTD. ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

Stock dividends in the form of Carnival Corporation Ltd. Common Shares or split shares distributed by Carnival Corporation Ltd. on Carnival Corporation Ltd. Common Shares held by the Agent for a participant will be credited to the participant’s Plan Account. In the event of a subscription rights offering or a dividend in the form of stock other than Carnival Corporation Ltd. Common Shares, such rights or such stock will be mailed directly to a participant in the Plan in the same manner as to holders of Carnival Corporation Ltd. Common Shares not participating in the Plan.

15.	WHO VOTES THE SHARES HELD IN THE PLAN?

The Agent will forward, as soon as practicable, any proxy solicitation materials to each participant. If the proxy is returned to the Agent on a timely basis and properly signed, the Agent will vote the whole and fractional shares credited to the participant’s account in accordance with the instructions given or, if no instructions are given, in accordance with the recommendations of Carnival Corporation Ltd.’s management. If the signed proxy is not returned, returned unsigned or returned late, the shares credited to the participant’s account will not be voted.

16.	WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND CARNIVAL CORPORATION LTD. COMMON SHARES ACQUIRED THROUGH THE PLAN?

Participants are advised to consult their own tax advisors with respect to the tax consequences of their participation in the Plan. The reinvestment of cash dividends does not relieve the participant of any income tax payable on such dividends. Each year a participant will receive from the Agent all required Internal Revenue Service Federal income tax statements which reflect the dividends paid on Carnival Corporation Ltd. Common Shares registered in the participant’s name and the dividends paid on the participant’s credited Carnival Corporation Ltd. Common Shares under the Plan. The Agent’s statements of a participant’s Plan account should be retained by the participant to help determine the tax basis of Carnival Corporation Ltd. Common Shares acquired through the Plan.

As a general matter, participants who are citizens or residents of the United States will be taxed by the United States on dividends reinvested under the Plan in the following manner:

(1)	Participants will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution equal to the greater of (i) the cash dividend payable on account of the participant’s shares or (ii) the fair market value on the dividend payment date of the Carnival Corporation Ltd. Common Shares purchased with reinvested dividends. The distribution generally will be treated as a taxable dividend to the extent of the current and accumulated earnings and profits of Carnival Corporation Ltd., as determined for U.S. federal income tax purposes, and thereafter as a return of capital and/or gain from the sale of such participant’s shares on which the reinvested dividends were paid. The tax basis and a participant’s income attributable to Carnival Corporation Ltd. Common Shares purchased with reinvested dividends will be equal to the amount of such dividend, increased by the participant’s pro rata share of brokerage fees paid by Carnival Corporation Ltd., if any (see Section 10).

(2)	A participant’s holding period for Carnival Corporation Ltd. Common Shares acquired pursuant to the Plan will begin on the day following the purchase of such Carnival Corporation Ltd. Common Shares (see Section 7).

(3)	A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant’s account, either upon the participant’s request for the certificates or upon withdrawal from or termination of the Plan.

(4)	A participant will realize gain or loss when whole Carnival Corporation Ltd. Common Shares are sold or exchanged, whether such shares are sold by the Agent pursuant to the participant’s request upon the participant’s withdrawal from the Plan, or by the participant after withdrawal from or termination of the Plan, and, in the case of a fractional share, when the participant receives a cash payment for a fractional share credited to the participant’s account upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for the whole shares or fractional share and the tax basis of the whole shares or fractional share.

(5)	If certain requirements are not met, a participant may be subject to backup withholding tax on any gross dividends treated as having been received. Backup withholding is not an additional tax. A U.S. participant subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such participant’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such participant may be entitled to a refund, provided that the requisite information is correctly furnished to the Internal Revenue Service in a timely manner. The dividends reinvested on behalf of a participant will be net of any required withholding taxes.

Carnival Corporation Ltd. anticipates that dividends reinvested by participants in the Plan will not be subject to income tax by Bermuda.

Because Federal tax laws change constantly and dividends reinvested pursuant to the Plan may be subject to taxes imposed by the participant’s state of residence, participants are advised to consult their own tax advisors with respect to the tax consequences of their participation in the Plan, including the application of Federal, State, Local and Foreign tax laws.

17.	HOW ARE PARTICIPANTS WHO ARE NEITHER UNITED STATES CITIZENS NOR RESIDENTS TAXED ON DIVIDENDS REINVESTED IN THE PLAN?

Dividends paid by Carnival Corporation Ltd. to shareholders that are neither United States citizens nor tax residents and gain recognized upon the sale of Carnival Corporation Ltd. Common Shares by such individuals will not be subject to United States Federal income tax unless considered to be income effectively connected with a United States trade or business. If a shareholder that is neither a United States citizen nor a tax resident of the United States is subject to U.S. federal income tax withholding with respect to a dividend paid by Carnival Corporation Ltd., for purposes of determining the amount to be withheld, we will calculate the dividend distribution to such participant in the same manner as described under Section 16 above for participants who are citizens or tax residents of the United States. The amount of such withholding tax will reduce the amount of the dividend available for reinvestment and only the net dividend amount will be used to purchase shares of Carnival Corporation Ltd. Common Shares for such participant’s account. Certain individuals who are not otherwise residents of the United States may be considered tax residents depending on their individual circumstances and applicable treaty rules. Participants in doubt as to their status for this purpose are urged to consult their tax advisors.

Carnival Corporation Ltd. anticipates that dividends reinvested by participants in the Plan will not be subject to income tax by Bermuda.

18.	WHAT ARE THE RISKS IN PARTICIPATION IN THE PLAN?

Each participant assumes all risks inherent in any stock purchase with respect to Carnival Corporation Ltd. Common Shares purchased under the Plan, whether or not a certificate for the Carnival Corporation Ltd. Common Shares has been issued to the participant. A participant has no guarantee against a decline in the price or value of the Carnival Corporation Ltd. Common Shares, and Carnival Corporation Ltd. assumes no obligation to repurchase any shares purchased under the Plan. A participant has all the rights of any other owner of the Carnival Corporation Ltd. Common Shares with respect to the whole Carnival Corporation Ltd. Common Shares held for him under the Plan.

19.	WHAT IS THE RESPONSIBILITY OF CARNIVAL CORPORATION LTD. AND THE AGENT UNDER THE PLAN?

Neither Carnival Corporation Ltd. nor the Agent shall be liable in administering the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant’s Plan Account upon such participant’s death prior to receipt of notice in writing of such death; (2) with respect to the prices at which Carnival Corporation Ltd. Common Shares are purchased or sold for the participant’s Plan Account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a participant might have under the Securities Exchange Act of 1934 or other applicable State securities laws); and (3) for any fluctuations in the market price after purchase or sale of Carnival Corporation Ltd. Common Shares.

20.	WHO INTERPRETS AND REGULATES THE PLAN?

The Board of Directors of Carnival Corporation Ltd. reserves the right to interpret and regulate the Plan. The Board of Directors may adopt rules, regulations and procedures to resolve matters not specifically covered by the Plan.

21.	MAY THE PLAN BE AMENDED OR DISCONTINUED?

The Board of Directors of Carnival Corporation Ltd. may suspend, amend, or terminate the Plan at any time upon 30 days’ written notice to the participants and to the Agent setting forth the effective date of the suspension, amendment, or termination. The Board of Directors of Carnival Corporation Ltd., with the consent of the Agent, may also terminate or amend the Plan at any time effective immediately upon notice to the participants in order to correct any noncompliance of the Plan with any applicable law. Any suspension, amendment, or termination, however, shall not affect any participant’s interest in the Plan which has accrued prior to the date of the suspension, amendment, or termination.

LEGAL OPINIONS

The validity of the Common Shares of Carnival Corporation Ltd. issuable under the Plan has been passed upon by Conyers Dill & Pearman Limited, Bermuda counsel to Carnival Corporation Ltd.

EXPERTS

The consolidated financial statements of Carnival Corporation & plc (comprising Carnival Corporation Ltd., formerly Carnival Corporation, and Carnival plc and their respective subsidiaries) as of November 30, 2025 and 2024 and for each of the two years in the period ended November 30, 2025, incorporated in this prospectus by reference, and the effectiveness of the Companies’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Carnival Corporation & plc (comprising Carnival Corporation and Carnival plc and their respective subsidiaries) for the year ended November 30, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates. All of such expenses are being borne by Carnival Corporation Ltd.

SEC Registration Fee	$	N/A
Printing and Engraving Expenses		2,000
Total		$2,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Bermuda Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Bermuda Companies Act.

Carnival Corporation Ltd.’s Bye-Laws provide that Carnival Corporation Ltd. will indemnify the officers and directors with respect to their actions and omissions, except in respect of their fraud or dishonesty but otherwise to the fullest extent and in the manner set forth in and permitted by the Bermuda Companies Act and any other applicable law from time to time in effect. Carnival Corporation Ltd.’s Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits Carnival Corporation Ltd. to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability incurred by such person in such capacity or arising out of his status as such, whether or not Carnival Corporation Ltd. may otherwise indemnify such officer or director.

ITEM 16. EXHIBITS.

All exhibits filed with or incorporated by reference in the Registration Statement are incorporated by reference into, and shall be deemed a part of, this Post-Effective Amendment, and the following exhibits are filed herewith or incorporated by reference, as indicated below:

3.1	Memorandum of Continuance of Carnival Corporation Ltd. (incorporated by reference to the Current Report on Form 8-K of Carnival Corporation Ltd., filed on May 7, 2026).
3.2	Bye-Laws of Carnival Corporation Ltd. (incorporated by reference to the Current Report on Form 8-K of Carnival Corporation Ltd., filed on May 7, 2026).
5.1*	Opinion of Conyers Dill & Pearman Limited.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Certified Public Accounting Firm.
23.3*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature pages).

* Filed herewith.

ITEM 17. UNDERTAKINGS

(a) The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) Each of the undersigned Registrants, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF CARNIVAL PLC

Pursuant to the requirements of the Securities Act of 1933, as amended, Carnival plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 7, 2026.

CARNIVAL PLC

/s/ Enrique Miguez
Name: Enrique Miguez
Title: General Counsel

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this registration statement.

SIGNATURES OF CARNIVAL CORPORATION LTD.

Pursuant to the requirements of the Securities Act of 1933, as amended, Carnival Corporation Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 7, 2026.

CARNIVAL CORPORATION LTD.

/s/ Josh Weinstein
Name:	Josh Weinstein
Title:	Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Micky Arison, David Bernstein, Josh Weinstein, James Chedgey and Enrique Miguez, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 7, 2026.

Signature	Title

/s/ Josh Weinstein	Chief Executive Officer and Director (Principal Executive Officer)
Josh Weinstein

/s/ David Bernstein	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Principal Accounting Officer)
David Bernstein

/s/ Micky Arison	Chair of the Board of Directors
Micky Arison

/s/ Sir Jonathon Band	Director
Sir Jonathon Band

/s/ Jason Glen Cahilly	Director
Jason Glen Cahilly

/s/ Nelda J. Connors	Director
Nelda J. Connors

/s/ Helen Deeble	Director
Helen Deeble

/s/ Jeffrey J. Gearhart	Director
Jeffrey J. Gearhart

/s/ Katie Lahey	Director
Katie Lahey

/s/ Stuart Subotnick	Director
Stuart Subotnick

/s/ Laura Weil	Director
Laura Weil

/s/ Randall J. Weisenburger	Director
Randall J. Weisenburger